UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CENTRAL VALLEY COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL VALLEY COMMUNITY BANCORP
600 Pollasky Avenue,

Clovis, California 93612

April 4, 2006

Dear Shareholder:

In connection with the 2006 Annual Meeting of Shareholders to be held at 7:00 p.m. on Wednesday, May 17, 2006 at the Company’s headquarters office at 600 Pollasky Avenue, Clovis, California, we are enclosing the following:

1.                                       Notice of Annual Meeting of Shareholders.

2.                                       Proxy Statement

3.                                       Proxy Card.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been paid.

We appreciate your support and look forward to seeing you at the meeting on May 17, 2006.

Cordially,

/s/ Daniel N. Cunningham
Daniel N. Cunningham
Chairman of the Board

/s/ Daniel J. Doyle
Daniel J. Doyle
President and Chief Executive Officer

2

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS OF
CENTRAL VALLEY COMMUNITY BANCORP

TO THE SHAREHOLDERS OF CENTRAL VALLEY COMMUNITY BANCORP:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Shareholders of Central Valley Community Bancorp will be held at 600 Pollasky Avenue, Clovis, California, on Wednesday, May 17, 2006, at 7:00 p.m. for the following purposes:

1.                                       To elect Directors;

2.                                       To ratify the appointment of Perry-Smith LLP as the Company's independent public accountants; and

3.                                       To transact such other business as may properly come before the meeting

The names of the Board of Directors’ nominees to be directors of Central Valley Community Bancorp are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

The Bylaws of Central Valley Community Bancorp provide for the nomination of directors in the following manner:

Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

Only shareholders of record at the close of business on March 22, 2006, are entitled to notice of, and to vote at, the Annual Meeting. Every shareholder is invited to attend the Annual Meeting in person or by proxy. If you do not expect to be present at the Meeting, you are requested to complete and return the accompanying proxy form in the envelope provided.

Dated: April 4, 2006

Daniel N. Cunningham

/s/ Daniel N. Cunningham
Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE

SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE

IN THE ENCLOSED POSTAGE PAID ENVELOPE

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF
CENTRAL VALLEY COMMUNITY BANCORP
To Be Held on May 17, 2006
600 Pollasky Avenue, Clovis, California 93612

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Central Valley Community Bancorp (the “Company" or “Central Valley”) for use at the Annual Meeting of Shareholders to be held at the Company's headquarters office located at 600 Pollasky Avenue, Clovis, California on Wednesday, May 17, 2006, at 7:00 p.m. Only shareholders of record at the close of business on March 22, 2006, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 5,923,540 shares of its common stock, all of which will be entitled to vote at the Annual Meeting and any adjournments thereof. This proxy statement will be first mailed to shareholders on or about April 4, 2006.

Vote By Proxy

As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote. Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder executing and delivering the enclosed proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the meeting and voting in person. A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted. If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.

Method of Counting Votes

Holders of common stock of the Company (“Common Stock”) are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

The proxy holders, Daniel J. Doyle and Wanda L. Rogers, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked. However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card. Proxy cards also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting. The total expense of soliciting the proxies in the accompanying form will be borne by the Company. While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Central Valley Community Bank (the “Bank”). Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the election of all nominees for director named herein; and

FOR ratification of the selection of Perry-Smith LLP as the Company’s independent public accountants.

In the event a shareholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made. In addition, such shares will, at the proxy holders' discretion, be voted on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 is enclosed with this Proxy Statement.

Vote Required

The nine (9) nominees receiving the highest number of votes of the shares of the Company's Common Stock represented and entitled to vote at the Meeting will be elected directors of the Company.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Meeting is necessary for the ratification of the selection of auditors.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on March 22, 2006, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had outstanding. 5,923,540 shares of its no par value Common Stock.

SHAREHOLDINGS OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Management does not know of any person who owns, beneficially or of record, either individually or together with associates, 5 percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below.

The following table sets forth, as of the Record Date,  the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company's directors, named executive officers and principal shareholders and by the directors and executive officers of the Bancorp as a group.  The shares “beneficially owned” are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of the Record Date.

				Shares Beneficially Owned as of the Record Date
Directors and Nominees, and Executive Officers	Age	Positions Held With the Company	Director or Officer Since	Number		Percent of Class
Sidney B. Cox	75	Director	2000	61,022	(1)	1.02%

Daniel N. Cunningham	69	Chairman of the Board and Director	2000	431,172	(2)	7.24%

Edwin S. Darden Jr.	61	Director	2001	109,478	(1)	1.84%

Daniel J. Doyle	59	President, Chief Executive Officer and Director **	2000	257,580	(3)	4.19%

Gayle Graham	59	Senior Vice President and Chief Financial Officer **	2000	63,620	(4)	1.06%

Steven D. McDonald	56	Director	2000	400,440	(5)	6.73%

Louis McMurray	59	Director	2000	658,866	(6)	11.07%

Gary Quisenberry	54	Senior Vice President, Commercial and Business Banking **	2000	53,000	(7)	*

Wanda L. Rogers	73	Director	2000	200,428	(1)	3.37%

William S. Smittcamp	53	Director	2000	138,600	(1)	2.33%

Thomas L. Sommer	58	Senior Vice President and Credit Administrator **	2000	104,716	(8)	1.75%

Joseph B. Weirick	67	Director	2000	115,156	(9)	1.93%

				Shares Beneficially Owned as of the Record Date
Directors and Nominees, and Executive Officers	Age	Positions Held With the Company	Director or Officer Since	Number		Percent of Class
Shirley Wilburn	63	Senior Vice President, Consumer and Retail Banking **	2000	27,972	(10)	*

All directors and executive officers of the Company and the Bank as a group (13 in number)				2,622,050		39.94%

*                 Beneficial ownership does not exceed one percent of common stock outstanding.

**          As used throughout this Proxy Statement, the term "executive officer" means the president, any senior vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for the Company or the Bank. Mr. Quisenberry and Mrs. Wilburn are officers of the Bank only. Each executive officer serves on an annual basis and must be appointed by the Board of Directors annually pursuant to the Bylaws of the Company (or the Bylaws of the Bank, in the case of Mrs. Wilburn and Mr. Quisenberry).

(1)          Includes 30,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(2)          Includes 87,120 shares held as trustee for the Bradley and Joanne Quinn Living Trust as to which Mr. Cunningham disclaims beneficial ownership and 122,508 shares held under a power of attorney executed in favor of Mr. Cunningham by Eric Quinn as to which Mr. Cunningham disclaims beneficial ownership. Also includes 30,000 shares which may be acquired within 60 days of the Record Date upon the exercise of options granted pursuant to the Central Valley Community Bancorp 2000 Stock Option Plan (the “2000 Plan”).

(3)          Includes 89,340 shares which may be acquired upon the exercise of options granted pursuant to the Central Valley Community Bank 1992 Plan (the “1992 Plan”). Also, includes 134,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(4)          Includes 9,200 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 41,200 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(5)          Includes 1,608 shares held by Mr. McDonald’s spouse, 28,136 shares held in a family trust, and 30,000 shares which may be acquired within 60 days of the Record Date upon the exercise of options granted pursuant to the 2000 Plan.

(6)          Includes 52,536 shares held as Trustee of the Charles McMurray Living Trusts, 52,548 shares held as Trustee of the Jed McMurray Living Trust, 476,696 shares held as Trustee of the Louis McMurray Living Trust, 47,086 shares held as Trustee of the Lou and Dena McMurray Living Trust, and 30,000 shares which may be acquired within 60 days of the Record Date upon the exercise of options granted pursuant to the 2000 Plan.

(7)          Includes 32,000 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 20,000 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

(8)          Includes 26,000 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 37,200 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

(9)          Includes 6,116 shares owned of record by Mr. Weirick's wife and 30,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(10)    Includes 12,000 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors. The number of directors is set by the Board and is currently set at nine (9). The authorized number of directors to be elected at the Meeting is nine (9). Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

All Proxies will be voted for the election of the following nine (9) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld. If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. There is no family relationship between any of the directors or principal officers other than Sidney B. Cox and Wanda L. Rogers who are brother and sister.

The following is a brief account of the business experience during the past five years of each nominee and each executive officer of the Company.

SIDNEY B. COX retired from Producers Cotton Oil in April 1988 and is now owner of Cox Communications, public relations and agricultural consulting firm.

DANIEL N. CUNNINGHAM is the Chairman of the Boards of Directors of the Company and the Bank. Mr. Cunningham is Vice President and Director of Quinn Properties and Director of Quinn Group, Inc.

EDWIN S. DARDEN Jr. is a certified architect and President of Darden Architects, Inc., an architectural firm in Fresno, California. Mr. Darden is currently serving on the Board of Directors for the California Department of the State Architect.

DANIEL J. DOYLE became President and Chief Executive Officer of the Company upon its organization in 2000, and has served as President and Chief Executive Officer of the Bank since June 1998. From March 1995 until joining the Bank, Mr. Doyle was Senior Vice President and Regional Manager of U.S. Bank. Prior to that, Mr. Doyle served as President and Chief Executive Officer of U.S. Bank of California.

GAYLE GRAHAM became Senior Vice President and Chief Financial Officer of the Company upon its organization in 2000, and was named Senior Vice President and Cashier of the Bank on October 13, 1994 after serving as Vice President and Cashier of the Bank since April 19, 1991, and as Assistant Cashier since August 1988. Prior to that time, she served in various capacities with Wells Fargo Bank for 20 years.

STEVEN D. McDONALD is President of McDonald Properties, Inc., with interests in cattle ranching, mobile home park management and other investments. Mr. McDonald is also the owner/broker of SDM Realty, specializing in ranch brokerage.

LOUIS McMURRAY is President of Charles McMurray Company, a wholesale hardware company with outlets in Fresno and Sacramento.

GARY QUISENBERRY was named Senior Vice President, Manager of Commercial and Business Banking of the Bank on February 22, 2000. For fifteen years prior to that time, Mr. Quisenberry was Senior Vice President, Business Banking Manager, Manager of Special Assets and Manager of Consumer Lending for California Federal Bank.

WANDA L. ROGERS since 1988 has served as the President and Chief Financial Officer of Rogers Helicopters, Inc., a corporation contracting for helicopter services to various U.S. government agencies and other public entities. She is also a director of Kaman Corporation.

WILLIAM S. SMITTCAMP is the President and owner of Wawona Frozen Foods and is involved as a principal in other family-related businesses.

THOMAS L. SOMMER became Senior Vice President and Credit Administrator of the Company upon its organization in 2000, and was named Senior Vice President and Chief Credit Officer of the Bank on December 15, 1999 after serving as Vice President Manager of Credit Review and Special Assets since August 24, 1998. For two years, Mr. Sommer served as Credit Administrator for Olympic Bank. Prior to that, Mr. Sommer served as Senior Vice President, Manager of Commercial and Business Banking for U.S. Bank of California.

JOSEPH B. WEIRICK was President and General Manager of Weirick and Co., operators of China Peak Ski Area, from 1964 to 1978. Mr. Weirick is presently involved in personal investments.

SHIRLEY WILBURN was named Senior Vice President, Consumer and Retail Banking of the Bank on October 16, 2000. Prior to that time, Mrs. Wilburn served as First Vice President, Regional Manager with California Federal Bank since 1998. For five years prior to that time, Mrs. Wilburn was Senior Vice President Real Estate Lending for Glendale Federal Bank. Mrs. Wilburn has over 30 years banking experience including 20 years with CalFed and its predecessors Glendale Federal Bank and Guarantee Savings.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through meetings of the Company’s Board of Directors, Executive and Directors Resources Committee, Nominating Committee, Strategic Planning Committee and Audit/Compliance Committee, and through committees of the Bank’s Board of Directors. The Company became the holding company for the Bank on November 15, 2000. Currently, the Audit/Compliance Committee of the Bank’s Board of Directors makes recommendations to the Audit/Compliance Committee of the Company’s Board of Directors. During 2005 the Company’s Board of Directors held twelve (12) meetings. One director (Mr. Darden) attended less than 75 percent of the total meetings of the Company’s Board of Directors.

Executive/Directors Resources Committee

The Executive/ Directors Resources Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden,  McMurray, and Smittcamp.

The Committee held four (4) meetings during 2005. The Committee; (1) oversees matters relating to employment, compensation and management performance of key executive officers; (2) formally evaluates the performance of the President/CEO annually; (3) makes recommendations to the full Board for compensation and other benefits, including incentives, deferred compensation plans and stock options for the President/CEO and other key executive officers;  (4) reviews and makes recommendations to the Board regarding retirement policies or any other policies relating to Board members; and (5) makes recommendations regarding fees, stock option grants and other benefits for the Directors. All of the members of the Executive/ Directors Resources Committee are independent directors as defined under the rules of The NASDAQ Stock Market, Inc. as currently in effect.

Executive/Directors Resources Committee 2005 Report

This report on executive compensation is furnished by the Board of Directors of Central Valley Community Bancorp’s Executive/Directors Resources Committee (“the Committee”). The Company’s compensation programs and policies are covered under this committee and are applicable to its Chief Executive Officer (CEO) and other executive officers and are administered by the Committee.

The purpose of the Committee includes reviewing policies, reviewing human resources issues, granting stock options and approving other personnel matters which are in excess of management’s authority. The Committee establishes the compensation plans and specific compensation levels of the Company’s CEO and other executive officers. The Committee reviews its approach to executive compensation annually. As part of its due diligence, the Committee conducts periodic outside reviews of California peers as well as national peers.

The Committee’s Philosophy and Policies

The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interest of the executive officers of the Company with those of the Company’s shareholders. The compensation program has two goals:  To help the Company compete with other financial entities to attract and retain highly qualified individuals as executive officers; and to pay executive officers based upon their contribution to the Company’s performance.

The company’s philosophy for granting stock based awards is based on the principles of encouraging key employees to remain with the Company and to encourage ownership; thereby, providing them with a long term interest in the Company’s overall performance. The Company’s philosophy is demonstrated by the adoption of the 2005 Omnibus Incentive Plan. The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practices, the Company’s compensation philosophy and the Company’s best interest, including compensation that may not be tax deductible.

Components of Executive Officer Compensation

There are five primary components of executive compensation:  (i) base salary and other benefits as detailed in the Summary of Compensation, (ii) incentive, (iii) 401(k) and profit sharing, (iv) stock awards granted under the 2005 Omnibus Incentive Plan and the 2000 Stock Option Plan, and (v) benefits from a salary continuation plan.

Base Salaries:

The Committee reviews competitive compensation data, including salary, bonus, and long term incentives from a comparison group of financial services companies for the purpose of establishing overall compensation for executive officers. The Committee approves, and submits to the Board of Directors for ratification, the annual base salary for the CEO and the all senior management officers. The Committee determines the amount of annual incentive compensation payable to the executive officers, if performance goals are met, subject to a maximum limit on the incentive compensation. The Committee also conducts the annual performance evaluation of the CEO. The Chair of the Committee presides at the presentation of this evaluation to the Board of Directors meeting in an executive session.

The base salary for the CEO for 2005 was determined by (i) examining the Company’s performance against it preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the CEO and (iv) comparing the base salary of the CEO to that of other chief executive officers in the Company’s peer group. The total compensation received by the Company’s CEO is detailed the Summary Compensation Table.

Incentive Compensation:

The Company adopted a Senior Management Incentive Plan (“SMIP”) to provide annual incentive compensation to attract, retain, and motivate key executives of the Company. The CEO does not participate in the SMIP. The SMIP is tied to financial achievements for the Bank and Company which are set annually. The senior management executive must be employed on the last day of the fiscal year to receive payment under the Plan. The Committee has discretion to determine which executives are eligible to participate in the SMIT, to determine the bases for and the amount of any incentive awards (based generally on Board established targets), and to consider any additional or extraordinary performance factors for a particular participant. The Committee recommends to the Board of Directors the allocation of contributions to the SMIP for the fiscal year and , accordingly, payments are made by March 1st each year to senior management executives who are participants to the SMIP, who attain the performance goals, and are employed on the last day of the fiscal year. Payments for 2005 are detailed in the Summary Compensation Table.

401(k)/Profit Sharing Plan:

The Company’s adopted a 401(k) plan for benefit of all employees. The CEO and other senior management executives participate in the Plan to the same extent as all other employees. The Company contributes a percentage matching contribution to the same degree as all other employees. The Profit Sharing Plan (the “Profit Sharing Plan”) is a cash-based incentive profit sharing program. The Company may, but is not required to make annual contribution based on the recommendation of the Committee. The cash incentive is paid by March 1st of each year. The percentage of contribution is recalculated each year based upon the recommendation of the Committee.

Stock Awards:

Under the Company’s compensation philosophy, ownership of the Company’s Common Stock is a key element of executive compensation. The granting of stock awards is intended to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company. In general, stock award grants are determined based on (i) impact the executive may have had on the Bank’s and Company’s earnings and stock price, (ii) provided enhancement opportunities for the success of the Bank and Company (iii) extraordinary deeds performed that warrant extraordinary rewards, (iv) prior award levels for the executive, (v) total awards received to date by the individual executives, (vi) the total stock award to be made and the executive’s percentage participation in that award, (vii) the executive’s direct ownership of Company Common Stock, (viii) the number of awards vested and non-vested,  and (ix) the options outstanding as a percentage of total shares outstanding.

During 2005, the Committee recommended to the Board of Directors, and the Board approved, the acceleration of the vesting of all the currently outstanding options held by the members of the Board of Directors and certain members of senior management, because (a) the acceleration of the options would have a positive impact on Company earnings, which the Board deemed was in the best interest of the shareholders, and (b) the Board deemed that acceleration of options was not likely to reduce the incentive for the officers and directors to continue engagement with the Company. All other option terms remained unchanged.

In 2005 the Company adopted the 2005 Omnibus Incentive Plan which provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted stock. The plan also allows for performance awards that may be in the form of cash or shares of the Company, including restricted stock. All awards are issued at market value and generally have vesting period of five years or more. These awards are granted at the sole discretion of the Committee.

Respectively submitted by the members of the Executive/Directors Resources and Nominating Committee,

Daniel N. Cunningham

Chairman of the Executive/Directors Resources and Nominating Committee,

Edwin S. Darden Jr.

Louis McMurray

William S. Smittcamp

Nominating Committee

The Nominating Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurry, and Smittcamp. All the members of the Committee are independent directors as defined under the rules of the NASDAQ Stock Market, Inc. as currently in effect.

The Committee held four (4) meetings during 2005. The Committee makes recommendations for the nomination of directors to the full Board.

The Committee adopted a charter on April 20, 2004 which outlines its policy with respect to considering director candidates. A copy of the Nominating Committee charter was included in the 2004 Proxy Statement as Appendix A. The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. In order for shareholder suggestions regarding possible candidates for director to be considered by the Committee, such information should be provided to the Committee in writing at least 60 days prior to the date of the next scheduled annual meeting. Shareholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the shareholder. The Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board a variety of experience and backgrounds, evidence leadership in their particular fields, demonstrate the ability to exercise sound business judgment and have substantial experience in business and outside the business community in, for example, the academic or public communities. The Committee considers shareholder nominees for director in the same manner as nominees for director from other sources. As set forth in the Notice of Annual Meeting that accompanies this Proxy Statement, the Company’s Bylaws requires that notice of intention to make any nomination must be delivered to the President of the Corporation on a timely basis and must contain certain information. Please refer to the Notice of Annual Meeting. Any such notices will be forwarded to the Committee

Strategic Planning Committee

The Committee develops, along with the Board and management, the Company’s Strategic Plan and is to provide overall strategic planning direction for the Company. It’s responsibilities include overseeing the Bank’s planning process and implementation of the strategic plan, reviewing potential locations for offices of the Bank, overseeing premises-related matters, and reviewing feasibility of potential mergers/acquisitions. Members of the Strategic Planning Committee are Mr. McMurray, Chairman, and Messrs. Cunningham, Darden, Doyle, McDonald, and Smittcamp. The Committee met six (6) times in 2005.

Audit/Compliance Committee

The Audit/Compliance Committee of the Company’s Board of Directors is composed of Mr. McDonald as Chairman, Ms. Rogers and Messrs. Cunningham, Cox and Weirick. All of the members of the Audit/Compliance Committee are independent directors as defined under the rules of The NASDAQ Stock Market, Inc. as currently in effect. The Board of Directors has determined that Mr. Cunningham is an "audit committee financial expert" as defined under applicable Securities and Exchange Commission rules.

The Company’s Audit/Compliance Committee held twelve (12) meetings during 2005. The functions of the Audit/Compliance Committee are to recommend the appointment of and to oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants. The Audit/Compliance Committee also reviews internal controls and reporting procedures of the Bank's branch offices and periodically consults with the independent auditors with regard to the adequacy of internal controls.

Report of Audit Committee

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

The Audit/Compliance Committee of the Central Valley Community Bancorp Board of Directors (the “Audit Committee”) is composed of five independent directors and operates pursuant to a Charter that was adopted by the Board on January 18, 2004. The members of the Audit Committee are Steven D. McDonald (Chair), Daniel N. Cunningham, Wanda L. Rogers, Sidney B. Cox, and Joseph B. Weirick. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent accountants.

The function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and maintaining appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out appropriate audits and reviews, auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with the independent auditors, with, and without, management present. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also discussed with management and the independent auditors the quality and adequacy of the internal controls of the Company. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation, and internal audit services provided by the auditors, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and internal audit and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s auditors are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Steven D. McDonald (Chairman)
Daniel N. Cunningham
Wanda L. Rogers
Sidney B. Cox
Joseph B. Weirick	March 22, 2006

CODE OF ETHICS AND CONDUCT

The successful business operation and reputation of Central Valley Community Bancorp is built upon the principles of fair dealing and ethical conduct of all our employees. Shareholders and our employees look to and have the expectation that our chief executive officer, chief financial officer and all senior officers set the highest standards of conduct to promote:

•                  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  Full, fair, accurate, timely, and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities Exchange Commission, and in other public communications made by the Company.

•                  Compliance by Central Valley Community Bancorp with all applicable laws and regulations and the conduct of the Company’s business by its directors, officers and employees in accordance with the letter, spirit, and intent of all relevant laws and that they will refrain from any illegal, dishonest, or unethical conduct.

•                  The prompt internal reporting to Chairman of the Board of Directors of any violations of the code, and

•                  Accountability for adherence to the code.

Our reputation for integrity and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as a scrupulous regard for the highest standards of conduct and personal integrity. The continued success of Central Valley Community Bancorp is dependent upon our shareholders’ and customers' trust and we are dedicated to preserving that trust.

A copy of the Company’s Code of Ethics and Conduct may be requested by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 600 Pollasky Avenue, Clovis, California, 93612 and may also be accessed electronically at the Company website at www.cvcb.com.

SHAREHOLDER COMMUNICATION

The Board of Directors does not have a formal process for shareholders to send communications to the Board. However, shareholders may send recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address. All communications received are reported to the board or the individual directors:

Board of Directors (or Executive/Directors Resources and Nominating Committee, or name of individual director)

C/o Cathy Ponte

Assistant Corporate Secretary

Central Valley Community Bancorp

600 Pollasky Avenue

Clovis, California 93612

DIRECTOR ATTENDANCE AT SHAREHOLDER MEETINGS

The Company does not have a policy which specifically addresses director attendance at shareholder meetings. However, seven (7) directors were in attendance at the 2005 Annual Meeting of Shareholders on May 18, 2005.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth a summary of the compensation paid by the Company or the Bank during each of the last three completed fiscal years for services rendered in all capacities to Daniel J. Doyle, President and Chief Executive Officer, Gayle Graham, Senior Vice President and Chief Financial Officer, Gary Quisenberry, Senior Vice President, Commercial and Business Banking, Thomas L. Sommer, Senior Vice President and Credit Administrator, and Shirley Wilburn, Senior Vice President, Consumer and Retail Banking (the “Named Executive Officers”). No other executive officer of the Company or the Bank earned in excess of $100,000 during the 2005 fiscal year.

Summary Compensation Table

						Long Term Compensation	All Other Compensation ($)
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
Daniel J. Doyle, President and Chief Executive Officer	2005	$260,000	$167,000	$4,130	(1)	10,000	$44,033	(2)
	2004	$220,000	$140,000	$4,130	(1)	-0-	$40,539
	2003	$200,000	$120,000		(1)	5,000	$36,438

Gary Quisenberry, Senior Vice President, Commercial and Business Banking	2005	$146,333	$54,850		(1)	5,000	$19,739	(3)
	2004	$139,167	$50,781		(1)	-0-	$13,545
	2003	$130,500	$51,514		(1)	2,000	$14,199

Thomas L. Sommer, Senior Vice President and Credit Administrator	2005	$132,773	$49,545		(1)	5,000	$18,867	(4)
	2004	$120,700	$45,535		(1)	-0-	$12,785
	2003	$109,733	$44,377		(1)	2,000	$13,108

Gayle Graham, Senior Vice President and Chief Financial Officer	2005	$126,617	$49,206		(1)	5,000-	$17,459	(5)
	2004	$120,400	$45,659		(1)	-0-	$11,868
	2003	$113,233	$43,548		(1)	2,000	$12,221

Shirley Wilburn, Senior Vice President, Consumer and Retail Banking	2005	$122,135	$45,684		(1)	5,000	$18,745	(6)
	2004	$116,142	$43,319		(1)	-0-	$13,511
	2003	$109,267	$42,938		(1)	2,000	$14,211

(1)                                  Certain incidental personal benefits to Named Executive Officers (not otherwise disclosed herein) may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. With respect to each

Named Executive Officer, the aggregate amount of such compensation for the fiscal year indicated did not exceed the lesser of $50,000 or ten percent (10%) of the compensation reported in the Summary Compensation Table for such Named Executive Officer.

(2)                                  Includes, for 2005, directors’ fees of $14,400, $10,397 in life insurance premiums, and $19,436 contributed to the Bank’s Salary Deferral Plan for Mr. Doyle’s account.

(3)                                  Includes, for 2005, $18,511 contributed to the Bank’s Salary Deferral Plan for Mr. Quisenberry’s account and $1,228 in life insurance premiums

(4)                                  Includes, for 2005, $16,707 contributed to the Bank’s Salary Deferral Plan for Mr. Sommer’s account and $2,160 in life insurance premiums.

(5)                                  Includes, for 2005, $16,116 contributed to the Bank’s Salary Deferral Plan for Ms. Graham’s account and $1,343 in life insurance premiums.

(6)                                  Includes, for 2005, $3,104 in life insurance premiums and $15,641 contributed to the Bank’s Salary Deferral Plan for Ms. Wilburn’s account.

Option Grants and Exercises

The following table summarizes the options granted during fiscal 2005 to the individuals identified below.

Option Grants for 2005

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date (3)	Grant Date Present Value ($) (4)

Daniel J. Doyle	10,000	13.11%	$13.50	July 20, 2015	$30,200
Gayle Graham	5,000	6.55%	$13.50	July 20, 2015	$15,100
Thomas L. Sommer	5,000	6.55%	$13.50	July 20, 2015	$15,100
Gary Quisenberry	5,000	6.55%	$13.50	July 20, 2015	$15,100
Shirley Wilburn	5,000	6.55%	$13.50	July 20, 2015	$15,100

(1)             These stock options were granted on July 20, 2005. The right to exercise these stock options vests on an annual basis over a five-year period from the date of the grant.

(2)            The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Board of Directors.

(3)            The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)            In accordance with Securities and Exchange commission rules, the fair value of options granted is estimated on the date of the grant using an option-pricing model with the following assumptions: expected volatility of 50.29%, risk-free interest rate of 4.16%, dividend yield of 0.5%, an assumed forfeiture rate 1.26% and expected life of 6.5 years.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table reflects certain information regarding the exercise of stock options under the 1992 Plan or the 2000 Plan during the year ended December 31, 2005, as well as information with respect to unexercised options held at such date by the Named Executive Officers.

			Number of securities underlying unexercised options at fiscal year-end (#)	Value of unexercised in-the- money options at fiscal year- end ($) (2)
Name	Shares acquired on exercise (#)	Value Realized ($)	Exercisable/ Unexercisable (1)	Exercisable/ Unexercisable
Daniel J. Doyle	20,000	$154,900	212,690 / 37,310	$2,361,567 / $300,233
Gary Quisenberry	-0-	-0-	52,000 / 5,000	$555,460 / $7,500
Thomas L. Sommer	-0-	-0-	63,200 / 5,000	$661,362 / $7,500
Gayle Graham	13,220	$140,596	50,400 / 5,000	$518,690/ $7,500
Shirley Wilburn	24,000	$190,248	12,000/ 5,000	$100,060 / $7,500

(1)          On February 16, 2005, the Board of Directors approved acceleration of the vesting of all currently outstanding options held by members of senior management. All agreed to the accelerated vesting, except for Mr. Doyle who agreed to acceleration of 1,845 options.

(2)          Based on a bid price per share at December 31, 2005 of $15.00.

Employment Contracts

The Bank has entered into compensation arrangements with its Named Executive Officers, including salary continuation agreements (together with associated life insurance benefit agreements), a senior management incentive plan, and (in the case of the President and CEO) an employment agreement.

President and CEO's Employment Agreement

The Bank has entered into an employment agreement with Mr. Doyle, pursuant to which Mr. Doyle is employed as President and Chief Executive Officer of the Bank. The agreement is renewable for successive one-year terms, unless terminated by either party not later than sixty days prior to expiration. Under the agreement, the Board of Directors sets Mr. Doyle's salary for each year.

Under the agreement, Mr. Doyle is entitled to receive a bonus,  based on the achievement by year-end of certain performance goals. The goals and the target amount of the bonus are established at the beginning of each year by the Board, and the evaluation of the achievement of the goals and the amount of bonus payable with respect to each year are determined by the Board following the conclusion of the year.

For 2005, the Board of Directors set the target bonus for 2005 at 45% of Mr. Doyle's salary, subject to adjustment depending on actual performance.

The employment agreement with Mr. Doyle also provided for: (a) a Bank-paid membership in a local country club; (b) an automobile allowance of $1,000 per month; (c) participation in medical, dental and similar plans offered by the Bank for Mr. Doyle and his dependents, as well as Bank-paid term life insurance coverage of at least $100,000; and (d) four weeks of vacation annually. In the event Mr. Doyle is subject to excise tax under Section 4999 of the Internal Revenue Code, the Bank will pay such costs.

Salary Continuation Agreements

President and CEO's Salary Continuation Agreement

Mr. Doyle has entered into a salary continuation agreement with the Bank, together with an associated life insurance agreement. Under these agreements, Mr. Doyle will be paid $150,000 annually for 15 years, in the event of his retirement on or after December 31, 2010 (or at a reduced rate in the event of his early retirement after age 60 or upon his disability before December 31, 2010). Benefits are payable in a lump sum following an involuntary termination (other than for cause) or a change of control before December 31, 2010. Upon normal retirement, early retirement, and disability, salary continuation benefits are increased each year by 3% from the previous year’s benefit amount.

Mr. Doyle’s benefits under the salary continuation agreement were vested 50% as of December 31, 2005, and will continue to vest at a rate of 10% per year thereafter.

Benefits under the salary continuation agreement are general obligations of the Bank. The Bank is not required to fund those obligations, but has entered into life insurance agreements under which the Bank pays the premium for, and owns, a policy insuring Mr. Doyle's life.

In the event of Mr. Doyle's death before the age of 79 or before salary continuation payments have begun, Mr. Doyle’s beneficiaries will receive a lump sum death benefit under the insurance agreements in place of any salary continuation payments. The maximum death benefit under the life insurance agreement is approximately $1.6 million at age 65, but is dependent upon Mr. Doyle's age at death.

Other Officers’ Salary Continuation Agreements

Each of the Named Executive Officers other than Mr. Doyle is a party to a salary continuation agreement that will provide for an annual payment for a period of time following retirement from service as an executive of the Bank. The salary continuation agreements terminate upon the executive's death prior to retirement, voluntary termination of service prior to retirement, or involuntary termination of service for cause. The salary continuation agreements provide for payment of a lump sum in the event of a change of control of the Bancorp, defined as the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bancorp. On February 1, 2005, the Bank agreed to amend these salary continuation agreements to provide additional retirement benefits for each of the participants.

Each person’s annual benefit is determined at the time of retirement, on the basis of (i) the individual’s age upon retirement, (ii) the percentage of benefit vested upon retirement, and (iii) the maximum annual benefit assigned in the individual’s Salary Continuation Agreements. The table below details each participants benefit information under the agreements.

Name	Retirement Age	Accrued liability balance 12/31/2005	Initial Annual Benefit	Benefit Payment Duration	Total Benefits (9)
Gary Quisenberry (1) (3)	65	$83,303	$40,000	15	$465,793
Gary Quisenberry (2) (4)	65	$5,863	$10,000	15	$97,190
Tom Sommer (1) (3)	65	$126,411	$40,000	15	$465,793
Tom Sommer (2) (4)	65	$8,982	$10,000	15	$97,190
Gayle Graham (1) (5)	65	$163,750	$40,000	15	$465,793
Gayle Graham (2) (6)	65	$10,631	$10,000	15	$97,190
Shirley Wilburn (1) (7)	65	$279,560	$40,000	15	$465,793
Shirley Wilburn (2) (8)	70	$7,708	$10,000	15	$97,190

(1)               Per initial terms of salary continuation agreement.

(2)               As amended February 1, 2005.

(3)               Messrs. Quisenberry and Sommer's benefits under their Agreements are subject to an annual vesting percentage of 10% for each full year of service from the second anniversary of the effective date of the agreement.

(4)               Messrs. Quisenberry's and Sommer's benefits under the February 1, 2005, amendment are subject to annual vesting of 20% for the first full year of service from the anniversary of the amendment, an additional 20% on each of the second and third anniversaries of the amendment, and 10% per year thereafter until fully vested.

(5)               Ms. Graham's benefits under her agreement are subject to an annual vesting percentage of 10% for each full year of service from the first anniversary of the effective date of the agreement.

(6)               Ms. Graham's benefits under the February 1, 2005, amendment are subject to annual vesting of 20% for the first full year of service from the anniversary of the amendment, an additional 20% on each of the second and third anniversaries of the amendment, and 10% per year thereafter until fully vested.

(7)               Mrs. Wilburn's benefits under her agreement vest 40% on the third anniversary of employment with the Bank, an additional 10% on each of the fourth and fifth anniversaries of employment, and additional 20% on the sixth anniversary and an additional 10% on each of the seventh and eighth anniversaries of employment.

(8)               Mrs. Wilburn's benefits under the February 1, 2005, amendment are subject to an annual vesting of 10% for each full year of service until fully vested.

(9)               The agreements and amendments provide that for each year that the executive receives the annual benefit, the annual benefit amount shall be increased by three percent (3%) from the previous year’s benefit amount.

Benefits under the salary continuation agreement are general obligations of the Bank. The Bank is not required to fund those obligations, but has entered into life insurance agreements under which the Bank pays the premium for, and owns, a policy insuring each executive’s life. Each executive’s beneficiaries are entitled to a share of the proceeds of the insurance in place of the salary continuation benefit, should the executive die before attaining the maximum benefit age, or die after involuntary termination from the Bank.

Senior Management Incentive Plan

The Bank has adopted a Senior Management Incentive Plan (“SMIP”) to provide annual incentive compensation to attract, retain and motivate key executives of the Bank. Mr. Doyle does not participate in the SMIP. The Board of Directors allocated contributions to the SMIP for the fiscal year ended December 31, 2005 and, accordingly, payments were made to executives who are participants in the SMIP totaling $199,285, which are included under Bonus in the Summary Compensation Table.

401(k) and Profit Sharing Plan

The Bank has adopted a 401(k) and profit sharing plan for the benefit of all employees. The Bank may, but is not required to, make annual profit-sharing or match contributions to the 401(k) plan. For fiscal year 2005, the Bank made a $275,000 profit sharing contribution and a 100% matching contribution on all deferred amounts up to 3% and a 50% match on the next 2% of eligible compensation, which totaled $210,000. The combined total of both profit sharing and matching contribution allocated to executive officers was $86,400.

Compensation of Directors

The Board of Directors of the Company has not approved payment of fees in connection with attendance at Company Board or Board Committee meetings.

The Chairman of the Board of the Bank receives $1,680 and all other directors of the Bank receive $1,200 per month for Board meeting attendance.

Aggregate Bank directors' fees in the sum of $135,360 were paid (including amounts deferred under Deferred Compensation Agreements between the Bank and certain of its directors) during the fiscal year ended December 31, 2005.

Deferred Compensation Agreements

Six of the Bank’s non-employee directors have entered into deferred compensation agreements with the Bank, electing to defer some or all of their fees in exchange for the Bank’s promise to pay a deferred benefit in the future. A deferred compensation agreement allows a non-employee director to reduce current taxable income in exchange for larger payments at retirement, when the recipient could be in a lower tax bracket. Deferred director fees are expensed by the Bank and are set aside in a separate liability account. Credited on the account balance at a rate determined annually by the Board of Directors, interest on deferred fees continues to accrue until the director’s service terminates and payment of benefits commences. Payment of accrued benefits, represented by the account balance, can be made in a lump sum or in installments, at each participating director’s election. After retirement, benefit payments are taxable income to the participating director and are deductible expenses to the Bank as they are paid. The deferred compensation arrangement with non-employee directors is an unfunded plan, which means that a participating director has no rights beyond those of a general creditor of the Bank, and no specific Bank assets are set aside for payment of account balances. A director whose service terminates for cause forfeits all accrued interest and is entitled solely to the fees previously deferred.

The Bank has a universal life insurance policy insuring the life of each participating director. The Bank is the owner of each policy. Each non-employee director who has entered into a deferred compensation agreement has also entered into a related Split Dollar Agreement and Endorsement. Under the latter Split Dollar Agreement and Endorsement, the Bank and each participating director agree to a division of death benefits under the life insurance policies. A Split Dollar Agreement and Endorsement provides that a director’s designated beneficiary(ies) is entitled at the director’s death to receive life insurance proceeds:

(a)          In an amount intended to approximate the projected deferred compensation agreement account balance at the director’s retirement, if the director dies before terminating service with the Bank.

(b)         In an amount intended to approximate the deferred compensation agreement account balance remaining unpaid, if the director dies after terminating service with the Bank.

In either case, the Bank’s obligations under a deferred compensation agreement are extinguished by the director’s death. The Bank is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary(ies). The Bank expects to recover in full from its portion of the policies’ death benefits all life insurance premiums previously paid by the Bank. The policies serve informally as a source of financing for the Bank’s deferred compensation obligations arising out of a director’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the deferred compensation agreements, as noted above the directors’ contractual entitlements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the directors’ termination of service.

During 2005, each non-employee director of the Company was granted 10,000 options to purchase the Company's common stock at a price of $13.50 per share. The options vest at 20% per year over five years, and expire in 2015.

PERFORMANCE GRAPH

Source : SNL Financial LC, Charlottesville, VA    © 2006

Certain Relationships and Related Transactions

There have been no material transactions, except as disclosed below, since January 1, 2005, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors. These loans are made with substantially the same terms, including rates and collateral, as loans to unrelated parties, and do not involve more than the normal risk of collectibility or represent other unfavorable features.

Reimbursement and Tax Sharing Agreement

The Company has entered into an agreement with the Bank pursuant to which the Bank has agreed to reimburse the Company for certain expenses incurred by the Company in rendering management services on terms and conditions consistent with the requirements of Section 23A of the Federal Reserve Act and Federal Reserve Regulation W. In addition, the Company has entered into a tax sharing agreement with the Bank providing for the allocation of tax obligations among the Company and the Bank in compliance with regulatory requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, the only greater than ten-percent holder of the Company’s Common Stock is Mr. Louis McMurray and his related interests. See Principal Shareholders.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 and 5 were required for those persons, the Company believes that for the 2005 fiscal year, the officers and directors of the Company complied with all applicable filing requirements.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Perry-Smith LLP, which served the Company as independent public accountants for 2005, has been selected by the Audit Committee of the Board of Directors of the Company to be the Company’s independent public accountants for 2006. All Proxies will be voted "FOR" ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute nominee to be designated by the Audit Committee.

Representatives from the accounting firm of Perry-Smith LLP will be present at the meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following presents fees billed for the years ended December 31, 2005 and 2004 for professional services rendered by the Company’s independent public accountants in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent public accountants for other services rendered to the Company.

FEES	2005	2004
Audit Fees (1)	$118,800	$106,700
Audit-Related Fees (2)	$1,900	$27,600
Tax Fees (3)	$20,500	$26,700
All Other Fees (4)	$17,300	$25,000

(1)          Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements and review of financial statements included in the Company’s quarterly reports. The audit fees also consist of services normally provided in connection with statutory and regulatory filings or engagements.

(2)          Audit-related fees represent fees for professional services such as merger-related services and technical accounting, consulting and research.

(3)          Tax service fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

(4)          All other fees , consisted primarily of consulting services for the Company’s strategic plan.

The Audit/Compliance Committee has determined that the provision of services, in addition to audit services, rendered by Perry-Smith LLP and the fees paid therefor in fiscal years 2005 and 2004 were compatible with maintaining Perry-Smith LLP’s independence.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PERRY-SMITH LLP AS THE COMPANY’S INDEPENDENT AUDITORS. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND VOTING AT THE MEETING.

SHAREHOLDER PROPOSALS

The 2007 Annual Meeting of Shareholders of the Company will be held on May 16, 2007. December 5, 2006 is the date by which shareholder proposals intended to be presented at the 2007 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company’s 2007 proxy statement and form of proxy relating to that meeting under SEC rules. Submission of a proposal does not guarantee that it will be included. Notice of any business item proposed to be brought before an annual meeting by a shareholder under the Company's By-Laws must be received by the Company not less than 10 days or more than 60 days before the annual meeting. If the Company's 2007 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than March 17, 2007, and no later than May 6, 2007. If the Company does not receive timely notice, the Company's bylaws preclude consideration of the business item at the annual meeting.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated: April 4, 2006	For the Board of Directors
Clovis, California
/s/ Daniel N. Cunningham
Daniel N. Cunningham
Chairman of the Board

 DETACH PROXY CARD HERE

CENTRAL VALLEY COMMUNITY BANCORP

PROXY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Central Valley Community Bancorp and the accompanying Proxy Statement, dated April 4, 2006, and revoking any proxy heretofore given, hereby constitutes and appoints Daniel J. Doyle and Wanda L. Rogers, and each of them with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Central Valley Community Bancorp, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Central Valley Community Bancorp, to be held at the office of Central Valley Community Bancorp, 600 Pollasky Avenue, Clovis, California 93612 on May 17, 2006, or at any adjournments there of, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof.

(Continued, and to be marked, dated and signed, on the other side)

CENTRAL VALLEY COMMUNITY BANCORP

 DETACH PROXY CARD HERE

REVOCABLE PROXY
	CENTRAL VALLEY COMMUNITY BANCORP	For	With- hold	For All Except
1.	The election as directors of all nominees set forth below (except as marked to the contrary below):	☐	☐	☐

Sidney B. Cox, Daniel N. Cunningham, Edwin S. Darden Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurrey, Wanda L. Rogers, William S. Smittcamp and Joseph B. Weirick

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
Please Detach Here YouMust Detach This Portion of the Proxy card Before returning it in the Enclosed Envelope
		For	Against	Abstain
2. To approve the proposal to ratify the appointment of Perry-Smith LLP as independent public accountants for the Company’s 2006 fiscal year.		☐	☐	☐

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.				☐

No. of Common Shares

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-PAID ENVELOPE.

Please be sure to sign and date this Proxy in the box below.	Date	Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above		Co-holder (if any) Sign Above

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE ACT PROMPTLY